Exhibit 10.1.44

                         SECOND AMENDMENT TO EMPLOYMENT
                         AND RESTRICTED STOCK AGREEMENTS

         This Second Amendment, dated as of the 16th day of December, 2002, is between Conseco, Inc., an Indiana corporation ("Company"), and William J. Shea ("Executive").

                                    Recitals

         A. The Company and Executive previously entered into an Amended Employment Agreement dated as of June 1, 2002 (the "Employment Agreement"), a Restricted Stock Agreement dated as of September 17, 2001 (the "Restricted Stock Agreement"), and an Amendment to Employment and Restricted Stock Agreements dated as of September 16, 2002.

         B. The parties now desire to amend again certain provisions of the Employment Agreement and the Restricted Stock Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the Company and the Executive agree as follows:

                                    Agreement

         1. The second sentence of Section 5(c) of the Employment Agreement is deleted and replaced with the following:

                  The restrictions on the Initial Restricted Stock shall lapse as to 20% of the shares on June 30, 2003, and as to 40% of the shares on each of September 17, 2003, and September 17, 2004; provided, however, that the restrictions shall lapse earlier upon a "change in control" of the Company (as defined in Section 10), in the event this Agreement is terminated by the Company and such termination is not for "just cause" (as defined in Section 10), upon the death of Employee, or upon a termination of this Agreement by the Company pursuant to
                  Section 7.

         2. The first sentence of Section 3 of the Restricted Stock Agreement is deleted and replaced with the following:

                  Subject to paragraph 4, twenty percent (20%) of the Restricted Shares shall become fully vested and nonforfeitable if Employee still is, and since the date of this Agreement has continuously been, employed by the Company on June 30, 2003, and forty percent (40%) of the Restricted Shares shall become fully vested and nonforfeitable if Employee still is, and since the date of this Agreement has continuously been, employed by the Company on each of September 17, 2003 and September 17, 2004; provided,

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                  however, that all Restricted Shares shall vest earlier as
                  provided in the Employment Agreement.

         3. Except as expressly altered by this Amendment, the Employment Agreement and the Restricted Stock Agreement shall remain unchanged and in full force and effect.


                                  "Company"

                                  CONSECO, INC.

                                  By: /s/ David K. Herzog
                                     ----------------------------------
                                  Printed:  David K. Herzog
                                  Title:  Executive Vice President, General
                                            Counsel and Secretary


                                  "Executive"
                                   /s/ William J. Shea
                                  ---------------------------------
                                  William J. Shea




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